CDN$2,000,000 UNIT PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT
TO:	CRAILAR TECHNOLOGIES INC. (the "Corporation"). Suite 305, 4420 Chatterton Way, Victoria, British Columbia, Canada, V8X 5J2 Phone: (250) 658-8582 and Fax: (250) 658-8586.

FROM:   ______________________, (the "Investor")

___________________________________________________________

RE:     CDN$0.60 per unit (each a "Unit"). Each Unit consists of one common share (each a "Share") and one common share purchase warrant (each, a "Warrant").

Reference Date: December 18, 2013.

INSTRUCTIONS FOR COMPLETING THIS SUBSCRIPTION AGREEMENT

1.     Please complete the information required on page 2 of this Subscription Agreement with respect to subscription amounts and registration and delivery particulars for the Share and Warrant certificates.

2.     Please complete the applicable forms (the "Forms") at the end of this Subscription Agreement as follows:

(a)     All Investors must execute Schedule A - Personal Information Acknowledgement and Consent;

(b)     If the Investor is not an individual (corporation, trust or other than a natural person) or it is a Portfolio Manager - please complete the TSX Venture Exchange (the "Exchange") Registration Form 4C. (If you have previously filed this form in connection with another transaction or corporation on the Exchange and your information has not changed you need NOT complete another one.) See Schedule B;

(c)     All Investors (Canadian residents, U.S. Persons (see definition) and others) must establish an exemption under applicable Canadian securities laws;

(d)     As such, all Investors must satisfy at least one of the exemptions set forth in Section 6.1(a), (b), (c) or (d) of this Subscription Agreement. If an Investor is relying on the "accredited investor" exemption set forth in Section 6.1(c) of the Subscription Agreement, the Investor must sign Schedule C - Representation Letter For Accredited Investors; and

(e)     In addition, Investors who are U.S. Persons (see definition), or who were offered the Units in the United States, or who execute or deliver this Subscription Agreement in the United States, must be "accredited investors" within the meaning assigned in Rule 501(a) of Regulation D promulgated under the U.S. Securities Act, and must complete and sign Schedule D - Certificate of U.S. Purchaser.

3.     All Investors must courier and/or fax completed forms either: (a) to counsel for the Corporation, McMillan LLP, located at 1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7, Attention: Thomas J. Deutsch (fax: (604) 893-2679); or (b) to the Corporation, located at Suite 305,

4420 Chatterton Way, Victoria, British Columbia, Canada, V8X 5J2; Attention: Guy Prevost, Controller (fax: (250) 658-8586). Funds may be attached to the forms by certified cheque or bank draft payable: (a) to either (i) "Crailar Technologies Inc." or (ii) "McMillan LLP In Trust"; or (b) wired to the Corporation's counsel as set forth below. All monetary amounts herein are in Canadian dollars. U.S. dollars will be converted at the prevailing approximate rate on or about the actual the date of receipt and the number of Units issued adjusted accordingly. Funds received will be held and released subject to the conditions described in section 4.

SUBJECT TO THE CLOSING CONDITIONS DESCRIBED IN SECTION 4 BEING MET, BY EXECUTION HEREOF YOU ARE IRREVOCABLY AUTHORIZING THE CORPORATION TO RELEASE THEM WITHOUT FURTHER AUTHORITY FROM YOU.

McMillan LLP Trust Wire Instructions for CDN Dollars:*

Bank Name:        BMO Bank of Montreal.

                            First Bank Tower, 595 Burrard Street, Vancouver, B.C., Canada, V7X 1L7.

Account Name: McMillan LLP, In Trust.

Bank No.            001.
Swift No.:          BOFMCAM2.

Transit No.:       00040.

Account No.:   1577-447.

Details:             57532V-219025; Crailar Technologies Inc.; Thomas J. Deutsch; Subscription.

*     If you are sending United States currency from the United States or overseas (which will be converted to Canadian once they reach Canada) the funds must be routed through the following bank first and then through BMO:

Routing Bank:              Wells Fargo Bank NA

Swift Code:                  PNBPUS3NNYC.

Federal ABA#:            026005092.

Details:                         57532V-219025; Crailar Technologies Inc..; Thomas J. Deutsch; Subscription.

INVESTOR information below: (Name of Investor - please print)	SUBSCRIPTION information below: Subscription: Number of Units:

(Signature of Investor)

(Official Capacity or Title of Signatory if Investor is not an individual - please print)

(Please print name of individual whose signature appears above if different than the name of the name of the Investor printed above.)

(Signature of Investor)

(Official Capacity or Title of Signatory if Investor is not an individual - please print)

(Please print name of individual whose signature appears above if different than the name of the name of the Investor printed above.)

The Corporation reserves the right to accept this subscription in whole or in part.
(Investor's Address)	Subscription Amount Enclosed: $ Payable to: Crailar Technologies Inc. or wired as per the prior page to the Corporation's counsel in trust for the Corporation.
(Investor's Telephone Number and Fax Number) (Investor's E-Mail Address (optional))

REGISTER the Units as set forth below: (Name) (Account reference, if applicable) (Address)	DELIVER the Units as set forth below: (Name) (Account reference, if applicable) (Contact Name) (Address) (Telephone Number)

OTHER INFORMATION TO BE COMPLETED BY EACH INVESTOR

A.     Corporate Placee or Investment Portfolio Manager Registration Form (Schedule A)

IF THE INVESTOR IS NOT AN INDIVIDUAL (i.e., a natural person), either [CHECK WHERE APPROPRIATE]:

_____has previously filed with the TSX Venture Exchange Inc. (the "Exchange") a Form 4C, Corporate Placee Registration Form, and represents and warrants that there has been no change to any of the information in the Corporate Placee Registration Form previously filed with the Exchange up to the date of this Subscription Agreement; or

____hereby delivers to the Corporation a completed Form 4C, Corporate Placee Registration Form, in the form attached hereto as for filing with the Exchange.

B.     Present Ownership of Securities

The Investor either [CHECK WHERE APPROPRIATE]:

____does not own, directly or indirectly, or exercise control or direction over, any common shares in the capital stock of the Corporation ("Shares") or securities convertible into Shares (excluding the Units subscribed for herein); or

_____owns, directly or indirectly, or exercise control or direction over, Shares and options, warrants and convertible securities entitling the Investor to acquire an additional Shares (excluding the Units subscribed for herein).

C.     Insider Status. The Investor either [CHECK WHERE APPROPRIATE]:

____is NOT an "Insider" of the Corporation as defined in the Securities Act (British Columbia); or

_____is an "Insider" of the Corporation as defined in the Securities Act (British Columbia); namely: "Insider" means either:

1.     a director or senior officer of the Corporation;

2.     a director or senior officer of a person that is itself an insider or subsidiary of the Corporation;

3.     a person that has:

(a)     direct or indirect beneficial ownership of;

(b)     control or direction over; or

(c)     a combination of direct or indirect beneficial ownership of and of control or direction over securities of the Corporation carrying more than 10% of the voting rights attached to all the Corporation's outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution; or

4.     the Corporation itself, if it has purchased, redeemed or otherwise acquired any securities of its own issue, for so long as it continues to hold those securities.

D.     Member of "Pro Group"

The Investor either [CHECK WHERE APPROPRIATE]:

____is NOT a Member of the "Pro Group" as defined in the Rules of the Exchange; or

_____is a Member of the "Pro Group" as defined in the Rules of the Exchange; namely: "Pro Group" means:

1.      subject to subparagraphs 2, 3 and 4 below, Pro Group shall include, either individually or as a group:

(a)     the member (i.e. a member of the Exchange under its requirements);

(b)     employees of the member;

(c)     partners, officers and directors of the member;

(d)     affiliates of the member; and

(e)     associates of any parties referred to in subparagraphs (a) through (d); and

2.     the Exchange may, in its discretion, include a person or party in the Pro Group for the purposes of a particular calculation where the Exchange determines that the person is not acting at arm's length of the member;

3.     the Exchange may, in its discretion, exclude a person from the Pro Group for the purposes of a particular calculation where the Exchange determines that the person is acting at arm's length of the member; and

4.     the member may deem a person who would otherwise be included in the Pro Group pursuant to subparagraph 1 above to be excluded from the Pro Group where the member determines that:

(a)      the person is an affiliate or associate of the member acting at arm's length of the member;

(b)     the associate or affiliate has a separate corporate and reporting structure;

(c)     there are sufficient controls on information flowing between the member and the associate or affiliate; and

(d)     the member maintains a list of such excluded persons.

E.     Registrant Status. The Investor either [CHECK WHERE APPROPRIATE]:

_____     is a person registered under the Securities Act (British Columbia); or

____     is not a person registered under the Securities Act (British Columbia).

ACCEPTANCE: The Corporation hereby accepts the above subscription as to _________________.

CRAILAR TECHNOLOGIES INC.

Per:                                                                                     Acceptance Date: _____________________, 20___.

Consent to the Disclosure of Information under Privacy Legislation:

The Investor acknowledges that certain "Personal Information" (information about an identifiable individual) about the Investor may be required to be disclosed by the Corporation to the TSX Venture Exchange (the "Exchange") pursuant to Exchange policies and the Investor consents to the disclosure of such Personal Information by the Corporation to the Exchange, and to the collection, use and disclosure of such Personal Information by the Exchange in accordance with its specified purposes.

Contact Information of the Corporation's Attorneys:

McMillan LLP
Barristers and Solicitors
Suite 1500, 1055 West Georgia Street, P.O. Box 11117, Vancouver, British Columbia, Canada, V6E 4N7
Attn: Mr. Thomas J. Deutsch
Direct phone: (604) 691 7445 and direct fax: (604) 893-2679
E-mail: thomas.deutsch@mcmillan.ca.

PURCHASE OF CDN$2,000,000 UNITS EXEMPT FROM PROSPECTUS REQUIREMENTS

1.     Definitions

(a)     "Accredited Investor" means, for an Investor resident in Canada or the United States, a high net worth or high income person a specifically defined on the relevant accredited investor forms attached hereto;

(b)     "Applicable Securities Laws" means the securities legislation having application and the rules, policies, notices and orders issued by applicable securities regulatory authorities, including the Exchange, having application over this Offering and the Corporation including those laws in the jurisdiction in which the Investor is ordinarily resident;

(c)     "Business Day" means any day upon which banks in Vancouver, British Columbia, Canada are open for business;

(d)     "Closing" means a completion of an issue and sale by the Corporation and the purchase by the Investors of the Securities pursuant to this Subscription Agreement commencing at 9:00 a.m. Vancouver time on the Closing Date;

(e)     "Closing Date" means the date of each closing of the sale of Units pursuant to this Subscription Agreement;

(f)     "Convertible Securities" means any agreement, option, warrant, note, instrument, right or other security or conversion privilege issued or granted by the Corporation or any of its affiliates that is exercisable or convertible into, or exchangeable for, or otherwise carries the right of the holder to purchase or otherwise acquire Equity Securities, including pursuant to one or more multiple exercises, conversions and/or exchanges;

(g)     "EDGAR" means the Electronic Data-Gathering, Analysis, and Retrieval system of the SEC, accessible on the Internet at www.sec.gov;

(h)     "Equity Financing" has the meaning assigned to it in Section 4.1;

(i)     "Equity Financing Notice" has the meaning assigned to it in Section 4.1(a);

(j)     "Equity Securities" means any and all securities of the Corporation that, directly or indirectly, carry a residual right to participate in the earnings of the Corporation and, on the liquidation or winding up of the Corporation, in its assets, including Shares and Convertible Securities;

(k)     "Exchange" means the TSX Venture Exchange, the Canadian stock exchange on which the Corporation's shares are currently listed;

(l)     "Exemption" means the exemption from the prospectus or equivalent requirements under Applicable Securities Laws;

(m)     "Exempt Share Transaction" has the meaning assigned to it in Section 4.1;

(n)     "Foreign Portfolio Manager" means a person who carries on business as a "portfolio manager" (within the meaning of that term under Applicable Securities Laws) in an International Jurisdiction and who purchases Units as an agent for fully managed accounts;

(o)     "fully managed" in relation to an account, means that the Investor has the discretion as to the account as contemplated by Applicable Securities Laws;

(p)     "IKEA Financing" means the contemplated loan agreement between the Corporation and IKEA Supply AG ("IKEA"), whereby IKEA has agreed to provide the Corporation with a loan of up to EUR 2,190,000 upon certain conditions being fulfilled before each and every draw down, which will bear interest at the simple interest rate of 1.9% per annum based on a 360 day year, and having a term of 30 months from the date of entering into the loan agreement.

(q)     "International Jurisdiction" means a country other than Canada or the United States;

(r)     "Investor" means the person or persons named as Investor on the face page of this Subscription Agreement and, if more than one person is so named, means all of them jointly and severally;

(s)     "material" means material in relation to the Corporation and any subsidiary considered on a consolidated basis;

(t)     "material change" means any change in the business, operations, assets, liabilities, ownership or capital of the Corporation and any subsidiary considered on a consolidated basis that would reasonably be expected to have a significant effect on the market price or value of the Corporation's securities;

(u)     "material fact" means any fact that significantly affects or would reasonably be expected to have a significant effect on the market price or value of the Corporation's securities;

(v)     "misrepresentation" has the meaning ascribed to that term under Applicable Securities Laws;

(w)     "Offering" means the planned sale by the Corporation of up to an aggregate of CDN$2,000,000 of Units on the terms set forth in this Subscription Agreement;

(x)     "Portfolio Manager" means an adviser who manages the investment portfolio of clients through discretionary authority granted by one or more clients;

(y)     "Pre-Emptive Right" has the meaning assigned to it in Section 4.1(c);

(z)     "Public Record" means information which has been publicly filed by the Corporation on SEDAR or on EDGAR;

(aa)     "Regulation D" means Regulation D under the U.S. Securities Act;

(bb)     "Regulation S" means Regulation S under the U.S. Securities Act;

(cc)     "Regulatory Acceptance" means the acceptance of the transaction contemplated hereby and the approval for listing of the Shares comprised in the Securities by the Exchange;

(dd)     "SEC" means the United States Securities and Exchange Commission;

(ee)     "Securities" means, collectively, the Shares, the Warrants and the Warrant Shares;

(ff)     "SEDAR" means the System for Electronic Document Analysis and Retrieval of the Canadian Securities Administrators, accessible on the Internet at www.sedar.com;

(gg)     "Share" means a common share in the capital of the Corporation without par value;

(hh)     "Subscription Agreement" means this subscription agreement between the Investor and the Corporation, including all Schedules, and as it may be amended from time to time by mutual consent of the parties;

(ii)     "Unit" means one Share and one Warrant sold together. A reference to "Unit" is for convenience only. Certificates will be issued as separate Shares and Warrants and not as Unit certificates;

(jj)     "U.S. Person" means a U.S. person as defined in Regulation S;

(kk)     "U.S. Securities Act" means the Securities Act of 1933, as amended, of the United States of America;

(ll)     "Warrants" means common share purchase warrants, and each Warrant is exercisable to acquire one additional Share of the Corporation at the exercise price of CDN$0.70 at any time during the five-year period immediately following the Closing Date on the terms described in section 3 herein;

(mm)     "Warrant Certificate" means the certificate representing the Warrant issued to an Investor as part of an Unit; and

(nn)      "Warrant Shares" means the Shares to be issued upon the exercise of the Warrants.

2.     Prospectus Exempt Subscription Commitment

2.1     The undersigned (the "Investor") hereby subscribes for and agrees to purchase from Crailar Technologies Inc. (the "Corporation"), subject to the terms and conditions set forth herein, that number of Units of the Corporation set out on the face page of this Subscription Agreement at the price of CDN$0.60 per Unit. Subject to the terms hereof, this subscription is an offer by the Investor and will be deemed to have become an agreement only upon its acceptance by the Corporation.

3.     Description of Units - Share and Warrants

3.1     Each Unit consists of one Share and one Warrant.

3.2     The Warrants will be governed by the terms and conditions set out in the certificates representing the Warrants (the "Warrant Certificates"). Each Warrant Certificate will contain or incorporate by reference, among other things, provision for the appropriate adjustment in a class, number and price of the Warrant Shares upon the occurrence of certain events, including any subdivision, consolidation or re-classification of the Shares of the Corporation or payments of stock dividends or upon the merger or re-organization of the Corporation.

3.3     Each Warrant is exercisable for 60 months from Closing at an exercise price of CDN$0.70 per Warrant Share.

4.     Pre-Emptive Rights

4.1     Subject to any required approval by, or notice to, the Exchange under the rules or requirements of the Exchange from and after the Closing Date in the event that the Corporation proposes to issue Equity Securities (an "Equity Financing"), directly or indirectly, other than the issue of Equity Securities: (i) for compensatory purposes to officers, employees, directors and consultants of the Corporation under compensation plans in existence on the date hereof; (ii) pursuant to any Convertible Securities of the Corporation outstanding on the Closing Date; or (iii) as consideration for the arm's length purchase of businesses or assets by the Corporation or its subsidiaries (the issuance of Equity Securities under paragraphs (i), (ii) and (iii) are referred to herein as an "Exempt Share Transaction"):

(a)     the Corporation shall deliver a notice to the Investor in writing as soon as possible after the public announcement of an Equity Financing, but in any event on the earlier of: (i) the date on which the Corporation files a news release or files a Form 4A with the Exchange with respect to a private placement, (ii) the date on which the Corporation files a preliminary prospectus, registration statement or other offering document in connection with an Equity Financing that constitutes a public offering of its equity securities; and (iii) the later of (X) ten (10) Business Days prior to the proposed closing date of the Equity Financing; or (Y) the date the Corporation enters into a binding bid letter in respect of a "bought deal" Equity Financing (the "Equity Financing Notice"), with such notice specifying: (A) the total number of issued and outstanding securities in respect of each class of Equity Securities; (B) the total number of Equity Securities which are proposed to be offered for sale; (C) the rights, privileges, restrictions, terms and conditions of the Equity Securities proposed to be offered for sale; (D) the cash consideration for which the Equity Securities are proposed to be offered for sale; and (E) the proposed closing date of the Equity Financing;

(b)     as soon as practicable following the delivery of an Equity Financing Notice, the Corporation will use its commercially reasonable efforts to provide the Investor with such information concerning the Corporation as the Investor may reasonably request for the purposes of evaluating the Equity Securities;

(c)     the Investor shall have the right (the "Pre-Emptive Right") to subscribe for and purchase up to such number of Equity Securities that the Corporation proposes to offer for sale as described in the Equity Financing Notice equal, as at the date immediately prior to the closing of the Equity Financing, to the product of (A) a fraction, the numerator of which is (I) the number of Shares beneficially owned by the Investor without taking into account the Shares that may be acquired upon the exercise of warrants held by the Investor, and the denominator of which is (II) the total number of issued and outstanding Shares of the Corporation, multiplied by (B) the number of Equity Securities to be issued or sold by the Corporation as set forth in the Equity Financing Notice, for the consideration and on the same terms and conditions as offered to the other potential investors under the Equity Financing all as set forth in the Equity Financing Notice. If the Investor elects to subscribe for some or all of such Equity Securities, the Investor shall provide written notice to the Corporation by the close of business on the fifth Business Day following the day upon which the Equity Financing Notice is received by the Investor and the closing of the purchase by the Investor of such Equity Securities will occur, to the extent practicable, at the same time as the closing of the sale of the Equity Securities pursuant to the applicable Equity Financing, and, in any event, as soon as practicable thereafter;

(d)     where such Equity Financing is pursuant to a prospectus offering, the Corporation shall use commercially reasonable efforts to include the Investor's pro rata entitlement for sale as part of such prospectus offering, provided however that if the Investor's pro rata share is not included in such prospectus offering, the Corporation shall use commercially reasonable efforts to provide the Investor with the opportunity to subscribe for such Equity Securities on a private placement basis within fifteen (15) Business Days following the closing of the prospectus offering; and

(e)     the Corporation covenants and agrees to promptly apply for, and use its best efforts to expeditiously obtain, Exchange approval for the issuance of any Equity Securities to the Investor upon the exercise of its rights pursuant to this Section 4.1.

4.2     The Investor's Pre-Emptive Right hereunder will immediately terminate and be of no further force or effect on the date that is two and a half years from the Closing Date.

5.     Closing and Conditions

5.1     The Investor must deliver or fax to the offices or fax number of either counsel for the Corporation or the Corporation (as set forth on the front page of this Subscription Agreement), on or before the Closing Date, this Subscription Agreement duly completed and executed in accordance with the instructions on the face page of this Subscription Agreement together with evidence the subscription funds have been either delivered to either counsel for the Corporation or the Corporation or wired to counsel for the Corporation (each as set forth on the front pages of this Subscription Agreement). On request by the Corporation, the Investor agrees to complete and deliver any other information as may reasonably be required by the Exchange or under Applicable Securities Laws to complete the purchase and sale contemplated by this Subscription Agreement.

5.2     Delivery against payment for the Units will be completed by the Corporation at its offices on the Closing Date provided that all conditions to Closing have been met. On the Closing certificates representing the Shares and Warrants will be delivered to the Investor as the Investor shall instruct.

5.3     The completion of the sale of Units contemplated by this Subscription Agreement is subject to the following conditions being satisfied on or prior to the Closing Date, which conditions are for the mutual benefit of the Corporation and Investor and may be waived, in whole or in part, by each of the Corporation or Investor in its sole discretion:

(a)     Regulatory Acceptance being obtained;

(b)     Closing of the IKEA Financing;

(c)     Extension of the maturity date of CAD$595,000 and US$50,000 plus interest of bridge financing from certain directors of the Company as contemplated by Section 8.1(h) of this Subscription Agreement.

6.     Investor's Acknowledgements - Regarding Risk, Restrictions, Independent Advice

6.1     The Investor represents and warrants and acknowledges and agrees (on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom the Investor is contracting hereunder) with the Corporation that:

(a)     its decision to execute this Subscription Agreement and purchase the Units agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Corporation, and that its decision is based entirely upon its review of information about the Corporation in the Public Record;

(b)     no prospectus has been filed by the Corporation with any securities commission or similar authority in Canada or elsewhere in connection with the issuance of the Securities hereunder, and the issuance and the sale of the Units is subject to such sale being exempt from the prospectus requirements under Applicable Securities Laws and accordingly:

(i)     the Investor is restricted from using certain of the civil remedies available under such legislation;

(ii)     the Investor may not receive information that might otherwise be required to be provided to it under such legislation; and

(iii)     the Corporation is relieved from certain obligations that would otherwise apply under such legislation;

(c)     the Investor (or others for whom the Investor is contracting hereunder) has been advised to consult its own legal advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it (or others for whom it is contracting hereunder) is solely responsible (and the Corporation is in no way responsible) for compliance with applicable resale restrictions;

(d)     to the knowledge of the Investor, the sale of the Units was not accompanied by any public advertisement;

(e)     the Investor's offer made by this Subscription Agreement is (i) irrevocable and subject to the right of the Corporation to reject any Subscription prior to Closing by refunding any subscription funds and (ii) requires acceptance by the Corporation;

(f)     this Subscription is not enforceable by the Investor unless it has been accepted by the Corporation and the Investor waives any requirement on the Corporation's behalf to immediately communicate its acceptance for this Subscription to the Investor;

(g)     the Securities are speculative investments which involve a substantial degree of risk;

(h)     the Investor is sophisticated in financial investments, has had access to and has received all information concerning the Corporation that the Investor has considered necessary in connection with the Investor's investment decision and the Investor will not receive an offering memorandum or similar disclosure document with respect to the Units offered hereunder;

(i)     the subscription proceeds will be available to the Corporation at Closing and this subscription is not conditional on any other subscription completing. The Corporation may pay finder's or referral fees in connection with this Subscription in its discretion;

(j)     no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the Securities; and

(k)      the Corporation will rely on the representations and warranties made herein or otherwise provided by the Investor in completing the sale and issue of the Units to the Investor.

6.2     The Investor hereby agrees that with respect to any personal information provided in this document or otherwise received by or in possession of the Corporation (collectively, the "Personal Information"), the Investor hereby consents to:

(a)     the disclosure of any Personal Information to the Exchange and such securities commissions as may have jurisdiction over the Corporation; and

(b)     the further collection, use and disclosure of any Personal Information by the aforesaid regulatory authorities for the discharge of their regulatory functions.

7.     Investor's Prospectus Requirement Exemption Status

7.1     The Investor, by the Investor's execution of this Subscription Agreement, hereby further represents, warrants to, and covenants with, the Corporation (which representations, warranties and covenants shall survive the Closing of the Offering) that the Investor is purchasing the Units as principal for its own account, that the Investor is not purchasing such Units for the benefit of any other person, that the Investor is not purchasing Units with a view to the resale or distribution of such Units and that at least one of the following Exemptions applies to the Investor:

(a)     Insiders' Family, Close Friends and Business Associates Exemption

The Investor is:

(i)     a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation;

(ii)     a spouse, parent, grandparent, brother, sister, child or grandchild of a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation;

(iii)     a parent, grandparent, brother, sister, child or grandchild of the spouse of a director, executive officer or control person of the Corporation or of an affiliate of the Corporation;

(iv)     a close personal friend of a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation;

(v)     a close business associate of a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation;

(vi)     a founder of the Corporation or a spouse, parent, grandparent, brother, sister, child, grandchild, close personal friend or close business associate of a founder of the Corporation;

(vii)     a parent, grandparent, brother, sister, child or grandchild of a spouse of a founder of the Corporation;

(viii)     a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs (i) to (vii) above; or

(ix)     a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs (i) to (vii) above.

(b)     Minimum Amount Exemption

The aggregate acquisition cost of purchasing the Units will not be less than $150,000 paid in cash at the time of purchase, and the Investor has not been created or used solely to purchase or hold the Units in reliance on this Exemption;

(c)     Accredited Investor Exemption

The Investor is an "Accredited Investor" and the Investor has properly completed and duly executed the Representation Letter for Accredited Investors attached to this Subscription Agreement as Schedule C indicating the means by which the Investor is an Accredited Investor and confirms the truth and accuracy of all statements made by the Investor in such certificate; or

(d)     For residents of Ontario only, the Investor is:

(i)     a founder of the Corporation;

(ii)     an affiliate of a founder of the Corporation;

(iii)     a spouse, parent, brother, sister, grandparent or child of an executive officer, director or founder of the Corporation; or

(iv)     a person that is a control person of the Corporation.

7.2     Investors Outside of Canada (U.S. Investors see also section 6.3(k))

If the Investor is resident in a jurisdiction outside of Canada (including the United States) it acknowledges and certifies that:

(a)     no securities commission or similar regulatory authority has reviewed or passed on the merits of the Units;

(b)     there is no government or other insurance covering the Units;

(c)     there are risks associated with the purchase of the Units;

(d)     there are restrictions on the Investor's ability to resell the Units, and it is the responsibility of the Investor to determine what those restrictions are and to comply with them before selling the Units;

(e)     the Corporation has advised the Investor that the Corporation is relying on an exemption from the requirements to provide the Investor with a prospectus and to sell the Units through a person registered to sell the Units under Applicable Securities Laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to the Investor;

(f)     the Investor is knowledgeable of securities legislation in the Investor's jurisdiction of residence that may have application over the Investor or the Offering which would apply to this subscription and is satisfied that the Corporation and the Investor will not breach such laws by completing the transaction contemplated hereby;

(g)     the Investor is purchasing the Units pursuant to exemptions from any prospectus, registration or similar requirements under the laws of such Investor's International Jurisdiction and or, if such is not applicable, the Investor is permitted to purchase the Investor's Units, and to the investor's knowledge the Corporation has no filing obligations in the International Jurisdiction;

(h)     no laws in the International Jurisdiction require the Corporation to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction;

(i)     the Units are being acquired for investment only and not with a view to resale or distribution within the International Jurisdiction; and

(j)     if the Investor is a resident of the United Kingdom then it complies with the provisions of Section 5.1 of this Subscription Agreement as if it were a resident of British Columbia and it is a person of the kind described in Article 11(3) of the Financial Services Act, 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, and is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of its business.

7.3     Other General Representations Applicable to All Investors

The following representations are hereby made by each Investor subject to the provisos contained below:

(a)      the Investor has no knowledge of a "material fact" or "material change", as those terms are defined in Applicable Securities Laws, in respect of the affairs of the Corporation that has not been generally disclosed to the public;

(b)     the Investor (and, if applicable, any beneficial purchaser for whom it is acting) is resident in the jurisdiction set out under the heading "Name and Address of Investor" on the execution page of this Subscription Agreement;

(c)     the Investor has the legal capacity and competence to enter into and execute this Subscription and to take all actions required pursuant hereto and, if the Investor is a corporation, or other entity, it is duly incorporated or otherwise formed and validly existing under the laws of its jurisdiction of incorporation or formation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution of this Subscription Agreement on behalf of the Investor;

(d)     the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Investor or of any agreement, written or oral, to which the Investor is a party or by which the Investor is bound;

(e)     the Investor has duly and validly authorized, executed and delivered this Subscription Agreement and understands it is intended to constitute a valid and binding agreement of the Investor enforceable against the Investor;

(f)     in connection with the Investor's investment in the Units, the Investor has not relied upon the Corporation for investment, legal or tax advice, and has in all cases sought the advice of the Investor's own personal investment advisor, legal counsel and tax advisers or has waived its rights thereto and the Investor is either experienced in or knowledgeable with regard to the affairs of the Corporation, or either alone or with its professional advisors is capable, by reason of knowledge and experience in financial and business matters in general, and investments in particular, of evaluating the merits and risks of an investment in the Units and is able to bear the economic risk of the investment and it can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with the investment in the Units;

(g)     no person has made to the Investor any written or oral representations:

(i)     that any person will resell or repurchase the Units or any of the Securities;

(ii)     that any person will refund the purchase price for the Units;

(iii)     as to the future price or value of the Units or any of the Securities; or

(iv)     that the Units or any of the Securities will be listed and posted for trading on any stock exchange or that application has been made to list the Units or any of the Securities on any stock exchange;

(h)     the Investor represents and warrants that the aggregate Subscription amount (purchase price) which will be advanced by the Investor to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the "PCMLA") or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (United States) (commonly referred to as the "USA PATRIOT Act"), and the Investor acknowledges that the Corporation may in the future be required by law to disclose the Investor's name and other information relating to this Subscription Agreement and the Investor's subscription hereunder, on a confidential basis, pursuant to the PCMLA. To the best of its knowledge (i) none of the purchase price to be provided by the Investor (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Investor, and (ii) it shall promptly notify the Corporation if the Investor discovers that any of such representations cease to be true, and to provide the Corporation with appropriate information in connection therewith;

(i)     the Investor acknowledges and consents to the fact that the Corporation is collecting the Investor's (and any beneficial purchaser for which the Investor is contracting hereunder) personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar replacement or supplemental provincial or federal legislation or laws in effect from time to time) for the purpose of completing the Investor's subscription. The Investor acknowledges and consents to the Corporation retaining the personal information for so long as permitted or required by applicable law or business practices. The Investor further acknowledges and consents to the fact that the Corporation may be required by Applicable Securities Laws, stock exchange rules and/or Investment Industry Regulatory Organization of Canada rules to provide regulatory authorities any personal information provided by the Investor respecting itself (and any beneficial purchaser for which the Investor is contracting hereunder). The Investor represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers for which the Investor is contracting. In addition to the foregoing, the Investor agrees and acknowledges that the Corporation may use and disclose the Investor's personal information, or that of each beneficial purchaser for whom the Investor are contracting hereunder, as follows:

(i)     for internal use with respect to managing the relationships between and contractual obligations of the Corporation and the Investor or any beneficial purchaser for whom the Investor is contracting hereunder;

(ii)     for use and disclosure to the Corporation's transfer agent and registrar;

(iii)     for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to Canada Revenue Agency;

(iv)     disclosure to securities regulatory authorities (including the Exchange) and other regulatory bodies with jurisdiction with respect to reports of trade and similar regulatory filings;

(v)     disclosure to a governmental or other authority (including the Exchange) to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(vi)     disclosure to professional advisers of the Corporation in connection with the performance of their professional services;

(vii)     disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with the Investor's prior written consent;

(viii)     disclosure to a court determining the rights of the parties under this Subscription Agreement; or

(ix)     for use and disclosure as otherwise required or permitted by law;

(j)     the Investor further acknowledges and agrees that the Exchange collects personal information in forms submitted by the Corporation, which will include personal information regarding the Investor. The Investor agrees that the Exchange may use this information in the manner provided for in Appendix 6A to the TSX-V Corporate Finance Manual, a copy of which may be viewed at the TSX-V website, www.tsx.com and is incorporated herein by reference. The Investor further acknowledges that the Ontario Securities Commission collects personal information in forms submitted to it by the Corporation, including information about the Investor, the Investor's address and contact information, and the Investor's subscription. The Investor acknowledges that the Ontario Securities Commission is entitled to collect the information under authority granted to it under Applicable Securities Laws for the purpose of administration and enforcement of the Applicable Securities Laws in Ontario. The Investor acknowledges that it may obtain information regarding the collection of this information by contacting the Administrative Assistant to the Director of Corporate Finance, Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-3682, Facsimile: (416) 593-8252. The Investor consents to the collection of personal information by the Ontario Securities Commission;

No U.S. Investor Participation Except with Accredited Investor Certificate of U.S. Purchaser (Schedule D)

(k)     the Investor represents and warrants EITHER (i) or (ii) that:

(i)     the Investor:

(A)     is not, and is not purchasing the Units for the account of or benefit of, a U.S. Person or a person in the United States;

(B)     was not offered Units in the United States; and

(C)     did not execute or deliver this Agreement in the United States; OR

(ii)     the Investor:

(A)     is a U.S. Person or a person in the Unites States who is an "accredited investor" as defined in Rule 501(a) of Regulation D under the U.S. Securities Act; and

(B)     has duly completed, executed and delivered to the Corporation the Certificate of U.S. Purchaser attached hereto as Schedule D, and represents, warrants and covenants to the Corporation as to the accuracy of all matters set out therein as at the date hereof and on the Closing Date;

(l)     the Investor additionally represents and warrants that:

(i)     the Investor does not have any agreement or understanding (either written or oral) with any U.S. Person or a person in the United States respecting:

(A)     the transfer or assignment of any rights or interests in any of the Securities;

(B)     the division of profits, losses, fees, commissions, or any financial stake in connection with this Subscription Agreement; or

(C)     the voting of any of the Securities; and

(ii)     the Investor has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons or for the account or benefit of U.S. Persons; and

(iii)     the Investor represents that the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act;

(m)     the Investor acknowledges that:

(i)     the Securities have not been registered under the U.S. Securities Act, and may not be offered or sold in the United States or to a U.S. Person unless an exemption from such registration requirements is available;

(ii)     the Corporation has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of the Securities;

(iii)     the Investor will not engage in any directed selling efforts (as defined by Regulation S under the U.S. Securities Act) in the United States in respect of the Securities, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of conditioning the market in the United States for the resale of the Securities; and

(iv)     the Investor acknowledges that any person who exercises a Warrant will be required to provide to the Corporation either:

(A)     written certification that it is not a U.S. Person and that such Warrant is not being exercised within the United States or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States; or

(B)     a written opinion of counsel or other evidence satisfactory to the Corporation to the effect that the Warrant Shares have been registered under the U.S. Securities Act and applicable state securities laws or that the issuance of the Warrant Shares is exempt from registration thereunder;

Compliance with Resale Laws

(n)     the Investor will comply with Applicable Securities Laws concerning the resale of the Securities and all related restrictions (and the Corporation is not in any way responsible for such compliance) and shall speak and consult with its own legal advisors with respect to such compliance;

Own Expense

(o)     the Investor acknowledges and agrees that all costs and expenses incurred by the Investor (including any fees and disbursements of any special counsel or other advisors retained by the Investor) relating to the purchase of the Units shall be borne by the Investor; and

International Investor

(p)     if the Investor is resident of an International Jurisdiction (meaning herein a country other than Canada or the United States) then:

(i)     the Investor is knowledgeable of securities legislation having application or jurisdiction over the Investor and the Offering (other than the laws of Canada and the United States) which would apply to this subscription;

(ii)      the Investor is purchasing the Units pursuant to exemptions from any prospectus, registration or similar requirements under the laws of that International Jurisdiction or, if such is not applicable, the Investor is permitted to purchase the Investor's Units and the Corporation has no filing obligations in the International Jurisdiction;

(iii)     no laws in the Investor's International Jurisdiction require the Corporation to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction; and

(iv)     the Units are being acquired for investment only and not with a view to resale and distribution within the Investor's International Jurisdiction.

8.     The Corporation's Representations

8.1     The Corporation represents and warrants to the Investor that, as of the date of this Subscription Agreement and at Closing hereunder (which representations and warranties shall survive the Closing of the Offering):

(a)     the Corporation is a "reporting issuer" in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador and it is not in default in any material respect of any requirement of the Applicable Securities Laws in such jurisdictions, and the Corporation is not included on a list of defaulting reporting issuers maintained by any of the securities regulators in such jurisdictions;

(b)     the Corporation's Public Record is correct in all material respects and does not omit any material information about the Corporation;

(c)     the Corporation and its subsidiaries are valid and existing corporations duly incorporated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated;

(d)     all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers' compensation payments, property taxes, customs duties and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, "Taxes") due and payable or required to be collected or withheld and remitted, by the Corporation and its subsidiaries have been paid, collected or withheld and remitted as applicable, except for where the failure to pay such Taxes would not have a material adverse effect. All tax returns, declarations, remittances and filings required to be filed by the Corporation and its subsidiaries have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading or have a material adverse effect.

(e)     the Corporation and each of its subsidiaries has established on its books and records reserves that are adequate for the payment of all material Taxes not yet due and payable and there are no liens for Taxes on the assets of the Corporation or any of its subsidiaries that are material, and there are no audits pending of the tax returns of the Corporation or any of its subsidiaries (whether federal, state, provincial, local or foreign) and there are no claims which have been or may be asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any governmental agency of any deficiency that would result in a material adverse effect;

(f)     the Corporation has complied, or will comply, with Applicable Securities Laws and all applicable corporate laws and regulations in connection with the offer, sale and issuance of the Securities, and in connection therewith has not engaged in any "direct selling efforts," as such term is defined in Regulation S, or any "general solicitation or general advertising" as described in Regulation D;

(g)     the financial statements contained in the Public Record accurately reflect the financial position of the Corporation as at the date thereof, and no adverse material changes in the financial position of the Corporation have taken place since the date of the Corporation's last financial statements except as filed in the Public Record;

(h)     the creation, issuance and sale of the Securities by the Corporation does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any agreement or instrument to which the Corporation is a party;

(i)     the Securities will, at the time of issue, be duly allotted, validly issued, fully paid and non-assessable and will be free of all liens, charges and encumbrances and the Corporation will reserve sufficient Shares in the treasury of the Corporation to enable it to issue the Units;

(j)     this Subscription Agreement when accepted has been duly authorized by all necessary corporate action on the part of the Corporation and, subject to acceptance by the Corporation, constitutes a valid obligation of the Corporation legally binding upon it and enforceable in accordance with its terms;

(k)     there is no person acting or purporting to act at the request or on behalf of the Corporation that is entitled to any brokerage or finder's fee in connection with the Offering;

(l)     neither the Corporation nor any of its subsidiaries is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Corporation's knowledge no such actions, suits or proceedings have been threatened as at the date hereof, except as disclosed in the Public Record;

(m)     no order ceasing or suspending trading in the securities of the Corporation nor prohibiting sale of such securities has been issued to the Corporation or its directors, officers or promoters and to the best of the Corporation's knowledge no investigations or proceedings for such purposes are pending or threatened;

(n)     the authorized capital of the Corporation consists of an unlimited number of Common Shares with no par value of which, as at the close of business on December 18, 2013, 44,472,698 Shares were issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation; and

(o)     except as set out in the Public Record or herein, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option for the issue or allotment of any unissued Shares of the Corporation or any other security convertible or exchangeable for any such shares or to require the Corporation to purchase, redeem or otherwise acquire any of the issued or outstanding shares of the Corporation.

9.     Covenants of the Corporation

9.1     The Corporation hereby covenants (which covenants shall survive the Closing of the Offering) with each Investor that it will:

(a)     offer, sell, issue and deliver the Securities pursuant to exemptions from the prospectus filing, or qualification requirements of Applicable Securities Laws and otherwise fulfill all legal requirements required to be fulfilled by the Corporation in connection with the Offering;

(b)     use its commercially reasonable efforts to maintain its status as a "reporting issuer" (or the equivalent thereof) in any province of Canada;

(c)      ensure that the Shares are duly issued as fully paid and non-assessable shares in the capital of the Corporation on payment of the Purchase Price;

(d)     ensure that the Shares are conditionally approved for listing on the Exchange on the Closing Date, subject to standard post-closing filings;

(e)     use its commercially reasonable efforts to maintain the listing of the Investor's Shares (or any shares or securities, whether of the Corporation or another company or entity, into which the Investor's Shares may from time to time be converted, reclassified or exchanged) on the Exchange or another recognized stock exchange or quotation system so long as the Corporation meets the minimum listing requirements of the Exchange or such other exchange or quotation system;

(f)     within the required time, file with the Exchange any documents, reports and information, in the required form, required to be filed by Applicable Securities Laws in connection with the Offering, together with any applicable filing fees and other materials;

(g)     use its commercially reasonable efforts to raise CAD$3 million through a best efforts offering of Shares pursuant to a prospectus in Canada and registration statement in the United States to be launched during the first 90 days of 2014 (the "2014 Equity Offering");

(h)     prior to Closing, extend the maturity date in respect of CAD$595,000 and US$50,000 plus interest of current bridge financing from certain directors of the Company until the earlier of (i) the issue and sale of a minimum of CAD$3 million in Shares pursuant to the 2014 Equity Offering, and (ii) one year from the Closing Date;

(i)     pay a total of CAD$20,000 to the Investor at Closing with respect to the Investor's transactions costs associated with the purchase of the Units pursuant to this Subscription Agreement, and the Investor shall be responsible for any transaction costs, including, but not limited to, legal fees and all other reasonable costs, charges and expenses, over and above such CAD$20,000.

10.     Resale Restrictions and Legending of Securities

10.1     The Investor acknowledges that any resale of the Securities will be subject to resale restrictions required by the Applicable Securities Laws. The Investor will receive certificates representing the Securities bearing the following legend imprinted thereon:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [four months plus one day from the Closing Date]."

10.2     If the Exchange hold period is applicable to the Investor, the Investor will also receive certificates representing the Securities bearing the following legend imprinted thereon:

"WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [four months and a day from the closing date]".

10.3     The Investor acknowledges that the Issuer is considered a U.S. "domestic issuer" under applicable U.S. securities laws and, as such, upon the original issuance therefore and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, certificates representing the Securities and all certificates issued in exchange therefore or in substitution thereof, shall bear one of the following legends:

The certificates representing the Securities issued outside the United States to non-U.S. Persons shall bear the following legend:

'THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES REPRESENTED BY THE CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT."

The certificates representing the Shares issued in the United States or to U.S. Persons shall bear the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.";

provided, however, in either case, if any Shares, Warrants or Warrant Shares are being sold, the legend may be removed by delivery to the registrar and transfer agent and the Corporation an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

In addition, the Investor understands and agrees that the certificates representing the Warrants, and all certificates issued in exchange therefore or in substitution thereof, shall bear the applicable legend set forth above in this Section 9.3 as well as the following legend:

"THESE WARRANTS AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THESE WARRANTS AND THE SHARES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT."

11.     Investor's Consent to Corporation to Correct or Complete Subscription Agreement

11.1     The Investor consents to the Corporation, and its law firm, completing or correcting the Investor's Subscription Agreement in any non-material fashion as may reasonably be required to make it effective.

12.     General

12.1     Time is of the essence hereof.

12.2     Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

12.3     The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may either before or after the execution of this Subscription Agreement be reasonably required to carry out the full intent and meaning of this Subscription Agreement.

12.4     This Subscription Agreement shall be subject to, governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada as applicable and the Investor hereby irrevocably attorns to the jurisdiction of the Courts situate therein.

12.5     This Subscription Agreement may not be assigned by any party hereto.

12.6     The Corporation shall be entitled to rely on delivery of a facsimile copy of this Subscription Agreement, and acceptance by the Corporation of a facsimile copy of this Subscription Agreement shall create a legal, valid and binding agreement between the Investor and the Corporation in accordance with its terms.

12.7     This Subscription Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

12.8     This Subscription Agreement and including, without limitation, section 4 and the other representations, warranties, acknowledgements and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties notwithstanding the completion of the purchase of the Units by the Investor pursuant hereto, the completion of the issue of Units of the Corporation and any subsequent disposition by the Investor of the Units.

12.9     The invalidity or unenforceability of any particular provision of this Subscription shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription.

12.10     Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute, by common law, by the Corporation, by the Investor, or by anyone else.

12.11     All monetary amounts are in Canadian dollars unless otherwise expressly stipulated.

SCHEDULE A

PERSONAL INFORMATION ACKNOWLEDGEMENT AND CONSENT

IN THE MATTER OF PERSONAL INFORMATION PROVIDED TO
CRAILAR TECHNOLOGIES INC. (the "Issuer")

ALL Subscribers must complete this Acknowledgement.

"Personal Information" means any information about the undersigned and includes information obtained from the undersigned through written or verbal means between the undersigned and the Issuer, its agents or representatives.

ACKNOWLEDGEMENT AND CONSENT:

I, the undersigned, have read and understand the TSX Personal Information Acknowledgement set out below.

I hereby consent to:

(1)      the disclosure of my Personal Information to the TSX Venture Exchange Inc. and its affiliates, authorized agents, subsidiaries and divisions, including the TSX Venture Exchange (collectively referred to as the "Exchange") as requested from the Exchange;

(2)      the collection, use and disclosure of my Personal Information by the Exchange for the purposes described below under "TSX Personal Information Acknowledgement" or as otherwise identified by the Exchange, from time to time;

(3)      the disclosure of my Personal Information to the British Columbia Securities Commission and to any other applicable regulatory authority (collectively referred to as the "Regulatory Authorities") as requested from the Regulatory Authorities; and

(4)      the collection, use and disclosure of my Personal Information by the Regulatory Authorities for such purposes as are identified by the Regulatory Authorities from time to time.

Dated: December ____, 2013.

Name of Subscriber [Please Print]

Signature of Subscriber or Authorized Signatory of Subscriber

Name and Office of Authorized Signatory of Subscriber

Signature of Subscriber or Authorized Signatory of Subscriber

Name and Office of Authorized Signatory of Subscriber

Address of Subscriber

TSX Personal Information Acknowledgement

TSX Venture Exchange Inc. and its affiliates, authorized agents, subsidiaries and divisions, including the TSX Venture Exchange (collectively referred to as the "Exchange") collect Personal Information in certain Forms that are submitted by the individual and/or by an Issuer or Applicant and use it for the following purposes:

    to conduct background checks;

    to verify the Personal Information that has been provided about each individual;

    to consider the suitability of the individual to act as an officer, director, insider, promoter, investor relations provider or, as applicable, an employee or consultant, of the Issuer or Applicant;

    to consider the eligibility of the Issuer or Applicant to list on the Exchange;

    to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Issuer, or its associates or affiliates;

    to conduct enforcement proceedings; and

    to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

As part of this process, the Exchange also collects additional Personal Information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished.

The Personal Information the Exchange collects may also be disclosed:

(a)      to the agencies and organizations in the preceding paragraph, or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; and

(b)     on the Exchange's website or through printed materials published by or pursuant to the directions of the Exchange.

The Exchange may from time to time use third parties to process information and/or provide other administrative services. In this regard, the Exchange may share the information with such third party service providers.

SCHEDULE B

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

This Form will remain on file with the Exchange and must be completed if required under section 4(b) of Part II of Form 4B. The corporation, trust, portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed Issuers. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

  Placee Information:

(a)     Name:

(b)     Complete Address:

(c)     Jurisdiction of Incorporation or Creation:

2.     (a)     Is the Placee purchasing securities as a portfolio manager: (Yes/No)? ____

(b)     Is the Placee carrying on business as a portfolio manager outside of Canada:
(Yes/No)? ____

3.     If the answer to 2(b) above was "Yes", the undersigned certifies that:

(a)     it is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

(b)     it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)     it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)     the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e)     it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

4.     If the answer to 2(a). above was "No", please provide the names and addresses of Control Persons of the Placee:
Name*	Address

*     If the Control Person is not an individual, provide the name of the individual that makes the investment decisions on behalf of the Control Person.

5.     Acknowledgement - Personal Information and Securities Laws

(a)     "Personal Information" means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(i)     the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(ii)     the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

(b)     The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions.

Dated and certified (if applicable), acknowledged and agreed, at on December ____, 2013.

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(Please print name of individual whose signature
appears above)

(Authorized Signature)

(Official Capacity - please print)

                                                                                     (Please print name of individual whose signature
appears above)

THIS IS NOT A PUBLIC DOCUMENT

SCHEDULE C

REPRESENTATION LETTER

(FOR ACCREDITED INVESTORS)

To:     Crailar Technologies Inc. ("the Corporation").

In connection with the purchase of Units of the Corporation (the "Units") by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the "Subscriber" for the purposes of this Schedule C), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1.     The Subscriber is purchasing the Units as principal for its own account or is deemed to be acting as principal pursuant to National Instrument 45-106 entitled "Prospectus and Registration Exemptions" ("NI 45-106");

2.     The Subscriber is an "accredited investor" within the meaning of NI 45-106 by virtue of satisfying the indicated criterion as set out in Appendix "A" to this Representation Letter; and

3.     Upon execution of this Schedule C by the Subscriber, this Schedule C shall be incorporated into and form a part of the Subscription Agreement.

Dated: December ____, 2013.
Print name of Subscriber By: Signature Print name of Signatory (if different from Subscriber) Title
By: Signature Print name of Signatory (if different from Subscriber) Title

__________

IMPORTANT: PLEASE INITIAL APPENDIX "A" ON THE NEXT PAGE

APPENDIX "A" TO SCHEDULE C

Accredited Investor - (defined in NI 45-106) means:

[ ]     (a)     an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

[ ]     (b)     an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

[ ]     (c)     an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

[ ]     (d)     a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

[ ]     (e)     a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

[ ]     (f)     a Canadian financial institution, or a Schedule III bank;

[ ]     (g)     the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

[ ]     (h)     a subsidiary of any person referred to in paragraphs (f) or (g), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

[ ]     (i)     a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

[ ]     (j)     an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (i);

[ ]     (k)     the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

[ ]     (l)     a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec;

[ ]     (m)     any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

[ ]     (n)     a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

[ ]     (o)     an investment fund that distributes or has distributed its securities only to:

(i)     a person that is or was an accredited investor at the time of the distribution;

(ii)     a person that acquires or acquired securities in the circumstances referred to in Sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds] of NI 45-106; OR

(iii)     a person described in paragraph (i) or (ii) that acquires or acquired securities under Section 2.18 [Investment fund reinvestment] of NI 45-106;

[ ]     (p)     an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

[ ]     (q)     a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

[ ]     (r)     a person acting on behalf of a fully managed account managed by that person, if that person:

(i)     is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and

(ii)     in Ontario, is purchasing a security that is not a security of an investment fund;

[ ]     (s)     a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

[ ]     (t)     an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (f) to (i) or paragraph (n) in form and function;

[ ]     (u)     an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; OR

[ ]     (v)     a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor;

and for purposes hereof:.
(a)	"Canadian financial institution" means:
(i)

an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of the Cooperative Credit Associations Act (Canada); or

(ii)

a bank, loan corporation, trust company , trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b)	"control person" has the meaning ascribed to that term in securities legislation except Ontario where "control person" means any person that holds or is one of a combination of persons that hold:
	(i)	a sufficient number of any of the securities of an Corporation so as to affect materially the control of the Corporation; or
(ii)

more than 20% of the outstanding voting securities of an Corporation except where there is evidence showing that the holding of those securities does not affect materially the control of that Corporation;

(c)

"eligibility adviser" means a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed;

(d)	"executive officer" means, for a Corporation, an individual who is
	(i)	a chair, vice-chair or president;
	(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production;
	(iii)	an officer of the Corporation or any of its subsidiaries and who performs a policy-making function in respect of the Corporation; or
	(iv)	performing a policy-making function in respect of the Corporation;
(e)	"financial assets" means (i) cash, (ii) securities or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;
(f)	"founder" means, in respect of a Corporation, a person who:
(i)

acting alone, in conjunction or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the Corporation; and

	(ii)	at the time of the trade is actively involved in the business of the Corporation;
(g)

"fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(h)	"investment fund" has the meaning ascribed thereto in National Instrument 81-106 - Investment Fund Continuous Disclosure;
(i)	"person" includes:
	(i)	an individual;
	(ii)	a corporation;
	(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not; and
	(iv)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;
(j)	"related liabilities" means:
	(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or
	(ii)	liabilities that are secured by financial assets.
(k)	"spouse" means, an individual who:
	(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual;
	(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or
(iii)

in Alberta, is an individual referred to in paragraph (i) or (ii) immediately above or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(l)	"subsidiary" means a Corporation that is controlled directly or indirectly by another Corporation and includes a subsidiary of that subsidiary;
Affiliated Entities and Control
1. A Corporation is considered to be an affiliate of another Corporation if one of them is a subsidiary of the other, or if each of them is controlled by the same person.

2.     A person (first person) is considered to control another person (second person) if:

(a)     the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless the first person holds the voting securities only to secure an obligation;

(b)     the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests in the partnership; or

(c)     the second person is a limited partnership and the general partner of the limited partnership is the first person.

SCHEDULE D

ACCREDITED INVESTOR CERTIFICATE OF U.S. PURCHASER

(THIS FORM MUST BE COMPLETED BY UNITED STATES INVESTORS ONLY)

A "United States investor" is: (a) any person who is, or who is purchasing the Units for the account of or benefit of, a U.S. Person or a person in the United States; (b) any person who was offered Units in the United States; or (c) any person who executed or delivered this Agreement in the United States. A U.S. Person includes: (a) any natural person resident in the United States; (b) any partnership or corporation organized or incorporated under the laws of the United States; (c) any trust of which any trustee is a U.S. person; (d) any partnership or corporation organized outside the United States by a U.S. Person principally for the purpose of investing in securities not registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), unless it is organized or incorporated, and owned, by accredited investors (within the meaning assigned in Rule 501(a) of Regulation D) who are not natural persons, estates or trusts; (e) any estate of which any executor or administrator is a U.S. person. Capitalized terms not specifically defined in this Certificate will have the meaning ascribed to them in the Subscription Agreement to which this Certificate is attached.

2.     The Investor covenants, represents and warrants to Crailar Technologies Inc. (the "Corporation") that:

(a)     it understands that the Securities have not been and will not be registered under the U.S. Securities Act and that the sale contemplated hereby is being made in reliance on the exemption from such registration requirement provided by Rule 506 of Regulation D promulgated under the U.S. Securities Act;

(b)     it acknowledges that it has not purchased the Units as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(c)     it understands and agrees that there may be material tax consequences to the Investor of an acquisition, disposition or exercise of any of the Securities. The Corporation gives no opinion and makes no representation with respect to the tax consequences to the Investor under United States, state, local or foreign tax law of the undersigned's acquisition or disposition of such securities. In particular, no determination has been made whether the Corporation will be a "passive foreign investment company" within the meaning of Section 1291 of the United States Internal Revenue Code of 1986, as amended;

(d)      it understands and agrees that the financial statements of the Corporation have been prepared in accordance with United States generally accepted accounting principles, which differ in some respects from Canadian generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

(e)     it understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, the certificates representing the Shares, Warrants, and, upon issuance, any Warrant Shares will bear a legend in substantially the following form:

"THE SECURITIES REPRESENTED HEREBY [for Warrants add: AND THE SECURITIES ISSUABLE UPON exercise HEREOF] HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. they MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSEFERRED EXPECT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.";

(f)     it understands and acknowledges that the Corporation is not currently, nor is it obligated to become a "foreign issuer";

(g)     it consents to the Corporation making a notation on its records or giving instruction to the registrar and transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described herein;

(h)     if an individual, it is a resident of the state or other jurisdiction listed in its address on the signature page of the Subscription Agreement, or if the Investor is not an individual, the office of the Investor at which the Investor received and accepted the offer to purchase the Corporation's Securities is the address listed on the signature page of the Subscription Agreement;

(i)     it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units and it is able to bear the economic risk of loss of its entire investment;

(j)     the Corporation has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning the Corporation as it has considered necessary or appropriate in connection with its investment decision to acquire the Units;

(k)     it is acquiring the Units for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States securities laws;

(l)     if it decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such Securities directly or indirectly, unless:

(i)     the sale is to the Corporation;

(ii)     the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(iii)     the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or "Blue Sky" laws; or

(iv)     the Securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and, in the case of clauses (iii) or (iv) above, it has prior to such sale furnished to the Corporation an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Corporation stating that such transaction is exempt from registration under applicable securities laws and that the legend referred to in paragraph (e) above may be removed.;

(m)      it understands and agrees that the Warrants may not be exercised in the United States or by a U.S. Person or for the account or benefit of a U.S. Person or a person in the United States unless registered under the U.S. Securities Act and any applicable state securities laws, or unless an exemption from such registration requirements is available and the holder has furnished an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to such effect, and that certificates representing the Warrants will bear a legend to the following effect:

"THESE WARRANTS AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THESE WARRANTS AND THE SHARES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT."; and

(n)     it, and if applicable, each beneficial purchaser for whose account it is purchasing the Units, is an "accredited investor" as defined in Regulation D by virtue of satisfying one or more of the categories indicated below (please hand-write your initial on the appropriate lines and write "SUB" for the criteria the Investor meets and "BEN" for the criteria any persons for whose account or benefit the Investor is purchasing the Units meets):

Category 1.	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
Category 3.	A broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; or
Category 4.	An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; or
Category 5.	An investment company registered under the Investment Company Act of 1940; or
Category 6.	A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or
Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or
Category 8.

A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of U.S. $5,000,000; or

Category 9.

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

Category 10.	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or
Category 11.

An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of U.S. $5,000,000; or

Category 12.	A director, executive officer or general partner of the Corporation; or
Category 13.

A natural person whose individual net worth, or joint net worth with that person's spouse, exceeds U.S. $1,000,000 (for the purposes of calculating net worth, (i) the person's primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability); or

Category 14.

A natural person who had an individual income in excess of U.S. $200,000 in each year of the two most recent years or joint income with that person's spouse in excess of U.S. $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

Category 15.

A trust, with total assets in excess of U.S. $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under Regulation D; or

Category 16.	An entity in which each of the equity owners meets the requirements of one of the above categories.

ONLY UNITED STATES INVESTORS NEED TO COMPLETE AND SIGN

Dated: _________________________, 2013.

X
Signature of individual (if Subscriber is an individual)

X
Authorized signatory (if Subscriber is not an individual)

Name of Subscriber (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

__________